UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2006

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 907 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 25, 2006, MMC Energy, Inc. (“MMC”) executed a Resource Adequacy Contract to sell all of its available capacity for its wholly owned power plants, MMC Chula Vista and MMC Escondido during 2007 (the “Agreement”) with Occidental Power Services, Inc. (“Oxy”). The Agreement term is for the calendar year 2007 at a price of $39/kilowatt-year, covering the facilities’ entire 71 megawatts (71,000 kilowatts) of capacity, representing gross revenues of $2.77 million.

Oxy serves as MMC’s agent for marketing its capacity for such purposes and has simultaneously sold the purchased capacity to a third party, and has earned a fee for its services equal to 8% of the gross revenues, approximately $222,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2006	MMC ENERGY, INC.

	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer